                            TAX ASSURANCE AGREEMENT
                            -----------------------


     This TAX ASSURANCE AGREEMENT (this "Agreement"), dated as of September 13, 1996, is made and entered into by and between LOCKHEED MARTIN CORPORATION, Maryland corporation ("Lockheed Martin"), and MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation ("Materials").


                                    RECITALS
                                    --------

     1. Materials is a New York Stock Exchange listed corporation. Lockheed Martin owns, directly or indirectly through its wholly owned subsidiary, Martin Marietta Investments, Inc., 37,350,000 shares (approximately 81% of the outstanding shares) of Materials Common Stock.

     2. Lockheed Martin has determined to distribute all of the shares it owns in Materials to Lockheed Martin stockholders by means of a transaction (the "Transaction") intended to qualify as a Tax-Free Distribution.

     3. Due to compelling strategic business considerations, Lockheed Martin's and Materials' Boards of Directors have determined that it is in the best interests of the corporations and their stockholders and shareholders to effect the Transaction.

     4. The Board of Directors of Materials has determined that Materials will realize significant independent benefits as a result of the Transaction, which benefits will include, among other things: (a) facilitating the future issuance by Materials of its stock to finance strategic acquisitions in pursuit of its growth strategy; (b) permitting Materials to implement more effective management stock incentive programs and employee stock compensation programs; (c) permitting Materials to have direct control over its administrative costs; and
(d) allowing Materials' credit rating to be evaluated independently of Lockheed Martin's credit rating.

     5. It is fundamental to achieving the strategic benefits of the Transaction that it qualify as a Tax-Free Distribution.

     6. Lockheed Martin and Materials have mutually agreed to enter into this Agreement in order to give assurances to each other that the Transaction will constitute a Tax-Free Distribution.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Lockheed Martin and Materials, intending to be legally bound, hereby agrees as follows:

                                 ARTICLE I.

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

          Section 1.1  Certain Definitions.  As used in this Agreement, the
                       -------------------
following terms shall have the meanings specified below:

          "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

          "Associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, shall mean any Person which:

                (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

                (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of such securities (whether such right is exercisable immediately or only after the passage of time) or "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof but including all such securities which a Person has the right to acquire beneficial ownership of, whether or not such right is exercisable within the 60-day period specified therein), including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

                (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof).

          "Contract" shall mean any agreement, arrangement or understanding, whether written or oral.

          "Control" (including, with its correlative meanings, "Controlled by" and "under common Control with") shall mean, with respect to a Person or Group, possession by such Person or Group of the power, directly or indirectly, (a) to elect a majority of the board of directors (or equivalent governing body) of the entity in question or (b) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

          "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

          "Group" shall mean any group within the meaning of Section 13(d)(3) of the Exchange Act.

          "Lockheed Martin Common Stock" shall mean the shares of common stock of Lockheed Martin, par value $1.

          "Materials Rights Plan" shall mean the Rights Plan as described in the Form S-4 Registration Statement filed with the Securities and Exchange Commission by Materials (including the Offering Circular-Prospectus).

          "Other Materials Stock" shall mean any class or series of capital stock or any other instrument that would constitute "equity" of Materials for federal income tax purposes other than Materials Common Stock.

          "Restricted Period" shall mean the period beginning on the date of this Agreement and ending on the second anniversary of the Transaction Date.

          "Subsidiary" shall mean, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more Subsidiaries of the Parent, or the Parent and one or more of its Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person or (b) own more than 50% of the equity interests.

          "Supplemental Tax Sharing Agreement" shall mean the Supplemental Tax Sharing Agreement by and between Lockheed Martin and Materials, entered into in connection with the Transaction.

          "Transaction Date" shall mean the date that the Transaction is completed.

          "Transfer" shall mean any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed of.

          Section 1.2  Other Definitions.  Each term appearing in this Agreement
                       -----------------
with initial capitalization and not defined herein shall have the meaning ascribed to it in the Supplemental Tax Sharing Agreement.

          Section 1.3  Interpretation and Construction of this Agreement.  The
                       -------------------------------------------------
definitions in Section 1.1 and those incorporated by Section 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof. All references herein to Articles and Sections (other than references to Sections of the Code) shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision), provided, however, that no covenant herein shall be deemed to have been breached because of a change in law or regulation which is enacted or issued subsequent to the completion of the action or conduct which is the subject of the covenant. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against the drafter.


                                  ARTICLE II.

                                   COVENANTS
                                   ---------

          Section 2.1  Conduct with Respect to Materials Common Stock and Other
                       --------------------------------------------------------
Materials Stock.  Materials covenants and agrees with Lockheed Martin that it
- ---------------
will not knowingly or willfully cause a Failure by undertaking, authorizing, approving, recommending to Materials' shareholders, or entering into any Contract or consummating any transaction during the Restricted Period with respect to:

          (a) the acquisition or proposed acquisition by any Person other than Materials of Beneficial Ownership of any Materials Common Stock or Other Materials Stock (whether from Materials or from one or more shareholders of Materials), but excluding any conduct undertaken to permit, facilitate or maintain the listing and general trading (as opposed to any specific transaction) of Materials Common Stock on any public stock exchange (including the New York Stock Exchange) and excluding any conduct undertaken to permit or facilitate the issuance of securities, including, but not limited to, stock or rights in connection with providing compensation to Materials' employees and directors;

          (b) the waiver, amendment, or termination of any provision of the Materials Rights Plan in connection with, or in order to permit or facilitate, any such acquisition or proposed acquisition of Beneficial Ownership of Materials Common Stock or Other Materials Stock as described in paragraph (a) of this Section 2.1;

          (c) excluding stock, rights or other securities under the Materials Rights Plan, (i) the issuance of any Other Materials Stock or (ii) the issuance of any options, rights, warrants or securities exercisable for, or convertible into, any Other Materials Stock or the entering into of any other similar arrangements with respect to the issuance of any Other Materials Stock;

          (d) the issuance of Materials Common Stock (including any options, rights, warrants or securities exercisable for, or convertible into, Materials Common Stock or any similar arrangements), except in connection with providing compensation to Materials' employees and directors;

          (e) any redemptions, repurchases or other acquisitions of Materials Common Stock in a single transaction or in a series of related or unrelated transactions, unless (i) such redemptions, repurchases or other acquisitions are made (w) pursuant to a negotiated or private transaction with respect to which discussions or negotiations commence no earlier than the end of the 60-day period beginning on the Transaction Date and only if such redemptions, repurchases or other acquisitions in a single transaction or a series of related transactions will not exceed 250,000 shares of Materials Common Stock or (x) in the open market, (ii) Materials does not have any reason to believe that such redemptions, repurchases or other acquisitions are made from (y) any shareholder owning one percent or more of the outstanding voting power or equity interests of Materials or (z) any director or officer of Materials, excluding redemptions, repurchases or other acquisitions from a director who is ceasing to serve or an officer who is ceasing to be employed by Materials, (iii) such redemptions, repurchases or other acquisitions of Materials Common Stock, individually or in the aggregate during the Restricted Period, do not result in the acquisition of more than 2.5 million shares of Materials Common Stock, and (iv) such redemptions, repurchases or other acquisitions will not exceed, in the aggregate, 250,000 shares of Materials Common Stock during the 60 day period beginning on the Transaction Date; or

          (f) the dissolution or complete or partial liquidation (within the meaning of such term as defined in Section 302(e) of the Code) of Materials or any announcement of any intention to dissolve or effect a complete or partial liquidation of Materials.

   Section 2.2  Conduct with Respect to the Business and Assets of
                --------------------------------------------------
Materials.  Materials covenants and agrees with Lockheed Martin that it will not
- ---------
knowingly or willfully cause a Failure by undertaking, authorizing, approving, recommending to Materials' shareholders, or entering into any Contract or consummating any transaction during the Restricted Period with respect to:

          (a) the termination or discontinuance of a significant portion of Materials' business operations as they existed prior to the Transaction; or

          (b) the Transfer, in a single transaction or in the aggregate, other than in the ordinary course of business, of an amount of assets owned by Materials (directly or indirectly through one or more entities) immediately after the Transaction that would exceed 40% by fair market value of the assets which it owned (directly or indirectly through one or more entities) immediately after the Transaction.

      Section 2.3. Exception to Fault. Notwithstanding anything to the
                   ------------------
contrary in this Agreement:

          (a) if Materials obtains an Opinion of Counsel with respect to any conduct, action or inaction that might otherwise constitute Fault, excluding conduct, action or inaction under Section 2.5(b), Materials shall not be at Fault with respect to any Failure resulting from the conduct or action that is the subject of the Opinion of Counsel and Materials' only indemnification obligation shall be determined pursuant to Sections 2.1 and 2.3 of the Supplemental Tax Sharing Agreement; and

      (b) any conduct or action either party is required to take (or refrain from taking) as a matter of law shall not form a basis for Fault.

      Section 2.4  Additional Covenant by Materials.  With respect to any
                   --------------------------------
written representation Materials delivers to the approved counsel in connection with any Opinion of Counsel, and to the extent such representation pertains to future actions or conduct by Materials (or any Affiliate, agent or representative of Materials) and is expressly referred to in such Opinion of Counsel, neither Materials nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives will take any action (unless Materials receives an Opinion of Counsel with respect to such action based on principles substantially identical to those set forth in this Agreement) during the two-year period following the making of such representa-tion (the "Effective Period") that would have caused such representation to be untrue if Materials or any such other Person had planned or intended to take such action at the time Materials made the representation. Materials' covenants and agreements contained in this Section 2.4 shall survive until the later to occur of (a) the expiration of the Restricted Period and (b) the expiration of all outstanding Effective Periods.

      Section 2.5  Mutual Covenants by Lockheed Martin and Materials.
                   -------------------------------------------------

          (a) In addition to the other covenants and agreements set forth in this Agreement, each party and its Affiliates, officers, directors, employees, agents and representatives will take, or refrain from taking, as the case may be, such actions as the other party may reasonably request as necessary to ensure that the Transaction is a Tax-Free Distribution, including such actions as may be necessary to obtain or to prevent the withdrawal of the King & Spalding Opinion.

          (i) For purposes of this Section 2.5(a), in determining what constitutes a reasonable request, all facts and circumstances shall be considered including, without limitation, (y) the nature of risk to the status of the Transaction as a Tax-Free Distribution if the request were not satisfied and (z) the burden, if any, associated with satisfying the request; in no event shall a request to Materials to take or refrain from taking certain actions constitute a reasonable request if Materials obtains an Opinion of Counsel stating that failing to comply with the request will neither cause the Transaction to fail to qualify under Section 355 of the Code nor cause the distribution to be a disqualified distribution under Section 355(d) of the Code.

                 (ii) Without limiting the generality of the foregoing, each party shall cooperate with the other if either party determines to obtain any additional Opinion of Counsel pertaining to whether any actual or proposed change in facts and circumstances affects the tax status of the Transaction.

                 (iii) The incremental costs arising from any action taken by a party pursuant to one or more requests by the other party under this Section 2.5(a) shall be borne as follows: regardless of whether such costs arise from one or more requests, the first $1 million of such costs (determined on a cumulative basis) shall be borne entirely by the party of whom such requests are made and any excess of such costs shall be borne 81% by Lockheed Martin and 19% by Materials; provided, however, that the incremental costs incurred and to be borne by Materials pursuant to this Section 2.5(a) shall in no event exceed $25 million and shall be treated as a liability for purposes of determining the aggregate liability of Materials under Section 2.1 of the Supplemental Tax Sharing Agreement. In determining the incremental costs for purposes of this
Section 2.5(a)(iii), only the actual out-of-pocket costs, reduced by the incremental actual cash receipts and taking into account all income tax benefits or costs associated with such costs or receipts, shall be taken into account.

                 (iv) To be effective, any request pursuant to this Section 2.5(a) must be made in accordance with notice provisions of Section 3.2 and must conspicuously bear the following language: "THIS IS A REQUEST PURSUANT TO
SECTION 2.5(a) OF THE TAX ASSURANCE AGREEMENT RELATING TO ENSURING THAT THE DISTRIBUTION OF MARTIN MARIETTA MATERIALS IS A TAX-FREE DISTRIBUTION."

                 (v) The covenants and agreements contained in this Section 2.5(a) shall survive until the expiration of Materials' covenants and agreements under Section 2.4.

          (b) The parties to this Agreement expressly agree to characterize the Transaction as a Tax-Free Distribution in any tax return, report or document filed with the Securities Exchange Commission or any national securities exchange (including the New York Stock Exchange), any report or document filed with any other governmental agency, and any announcement or writing disseminated to the public, if such tax return, report, document, announcement or writing discusses or describes the tax aspects or consequences of the Transaction. The requirement of this Section 2.5(b) will be deemed satisfied by the inclusion of and the absence of any statement explicitly inconsistently with, the following sentence in such report, document, announcement or writing: "The distribution by Lockheed Martin Corporation of the shares of common stock of Martin Marietta Materials, Inc. qualified as a tax-free distribution pursuant to Section 355 of the Internal Revenue Code."

          (c) Each party agrees that from and after the date of this Agreement, it shall not knowingly or willfully act (or knowingly or willfully refrain from acting), except where required by law to do so, in a manner which it believes would materially increase the likelihood of a Failure. If either party is aware of action (or inaction) that the other party is contemplating which such party believes would materially increase the likelihood of a Failure and such party fails to promptly notify the other party of such belief in accordance with the notice provisions of Section 3.2, such action (or inaction) taken by the other party shall not constitute Fault.


                                  ARTICLE III.

                                 MISCELLANEOUS
                                 -------------

          Section 3.1  Survival.  The covenants and agreements contained herein
                       --------
shall survive until 30 days after the expiration of all applicable statutes of limitations under the Code with respect to the Transaction, except as otherwise provided herein. No investigation or other examination by Lockheed Martin or Materials, or their respective representatives, shall affect the term of survival of the covenants and agreements set forth in this Agreement.

          Section 3.2  Notices.  Any notice, demand, request, claim or other
                       -------
communication under this Agreement shall be in writing and shall be deemed to have been given on the earliest of the following:

       (a) upon the delivery thereof if delivered personally;

       (b) on the date on which delivery thereof is guaranteed by the carrier if delivered by a national courier guaranteeing delivery within a fixed number of days of sending; or

       (c) on the date on which facsimile transmission thereof is confirmed "OK" by the receiving machine if transmitted by facsimile machine and confirmed by delivery by one of the prior methods;

but, in each case, only if addressed to the parties in the following manner at the following addresses or facsimile numbers ("Fax") (or at such other address or other facsimile number as a party may specify by written notice to the other):

    Lockheed Martin:       Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817
                           Attention:  Senior Vice President and General Counsel
                           URGENT:   NOTICE UNDER LOCKHEED
                                     MARTIN/MATERIALS TAX
                                     AGREEMENT
                           Tel: (301) 897-6125
                           Fax: (301) 897-6791

          With a copy to:     Lockheed Martin Corporation
                              6801 Rockledge Drive
                              Bethesda, Maryland  20817
                              Attention:  Vice President and General Tax Counsel
                              URGENT:   NOTICE UNDER LOCKHEED
                                        MARTIN/MATERIALS TAX
                                        AGREEMENT
                              Tel: (301) 897-6063
                              Fax: (301) 897-6880


          Materials:          Martin Marietta Materials, Inc.
                              2710 Wycliff Road
                              Raleigh, North Carolina  27607
                              Attention:  Vice President and
                                          Chief Financial Officer
                              URGENT:   NOTICE UNDER LOCKHEED
                                        MARTIN/MATERIALS TAX
                                        AGREEMENT
                              Tel: (919) 783-4658
                              Fax: (919) 510-4700

          With a copy to:     Martin Marietta Materials, Inc.
                              2710 Wycliff Road
                              Raleigh, North Carolina  27607
                              Attention:  Vice President and General Counsel
                              URGENT:   NOTICE UNDER LOCKHEED
                                        MARTIN/MATERIALS TAX
                                        AGREEMENT
                              Tel: (919) 783-4506
                              Fax: (919) 783-4535

          Section 3.3  Entire Agreement.  This Agreement, together with the
                       ----------------
Tax Sharing Agreement and the Supplemental Tax Sharing Agreement, embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein and in those documents. This provision shall not abrogate any other agreement or understanding between the parties dealing with a different subject matter that was executed contemporaneously with this Agreement. Except with respect to any subsequent written modifications of this Agreement, this Agreement, the Tax Sharing Agreement and the Supplemental Tax Sharing Agreement supersede any prior agreements or understandings and abrogate any inconsistent provisions of any contemporaneous agreements or understandings between the parties with respect to the subject matter contained in this Agreement, the Tax Sharing Agreement and the Supplemental Tax Sharing Agreement.

          Section 3.4  Waiver, Amendment, etc.  This Agreement may not be
                       -----------------------
amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, each party. No failure or delay of any party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

          Section 3.5  Governing Law.  THIS AGREEMENT SHALL BE INTERPRETED,
                       -------------
AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF MARYLAND.

          Section 3.6.  Consent to Jurisdiction.  LOCKHEED MARTIN AGREES THAT
                        -----------------------
IT WILL BRING ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OF ANY RIGHT, REMEDY, OBLIGATION OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SOLELY IN THE STATE OR FEDERAL COURTS LOCATED IN NORTH CAROLINA. MATERIALS AGREES THAT IT WILL BRING ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OF ANY RIGHT, REMEDY, OBLIGATION OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SOLELY IN THE STATE OR FEDERAL COURTS LOCATED IN MARYLAND. EACH PARTY HEREBY IRREVOCABLY WAIVES ITS RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER EXCEPT IN ACCORDANCE WITH THE PRECEDING SENTENCES. EACH PARTY CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE PARTY AT THE ADDRESS STATED IN SECTION 3.2.

          Section 3.7  Severability.  The invalidity or unenforceability of
                       ------------
any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

          Section 3.8  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          Section 3.9  Binding Agreement.  This Agreement shall be binding
                       -----------------
upon and inure only to the benefit of the parties hereto and their respective successors and permitted assigns (by merger, acquisition of assets, or otherwise) to the same extent as if the successor or assign had been an original party to this Agreement.

          Section 3.10  No Third Party Beneficiaries. This Agreement is not
                        ----------------------------
intended to benefit any Person other than the parties hereto and their respective successors and permitted assigns, and no such Person shall be a third party beneficiary hereof.

          Section 3.11  Assignment.  Neither Lockheed Martin nor Materials
                        ----------
shall assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of the other party.

          Section 3.12  Costs and Expenses.  All costs and expenses incurred
                        ------------------
by Materials or Lockheed Martin relating to any Opinion of Counsel shall be paid by the party seeking such Opinion of Counsel, and each party agrees to indemnify the other against any and all such costs and expenses.

          Section 3.13  Books, Records and Documentation.  Each party shall
                        --------------------------------
keep, maintain and preserve books, records and documentation necessary in or applicable to the determination of liabilities pursuant to the Supplemental Tax Sharing Agreement or this Agreement and the establishment of the Transaction as a Tax-Free Distribution until the expiration of all applicable statutes of limitations.

          Section 3.14  Termination.  The rights and obligations of the parties
                        -----------
to this Agreement shall terminate, and neither party shall have any liability under this Agreement, if the Transaction is not consummated.

       IN WITNESS WHEREOF, Lockheed Martin and Materials have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.

                                       LOCKHEED MARTIN CORPORATION



                                       By:
                                          ----------------------------
                                          Name:  Marcus C. Bennett
                                          Title: Executive Vice President
                                                 and Chief Financial Officer




             THIS IS A SIGNATURE PAGE TO THE TAX ASSURANCE AGREEMENT
             -------------------------------------------------------
                   AND IS EXECUTED BY THE PARTY NAMED ABOVE
                   ----------------------------------------

                                       MARTIN MARIETTA MATERIALS, INC.



                                       By:
                                          ----------------------------
                                          Name:  Stephen P. Zelnak, Jr.
                                          Title: President and Chief
                                                 Executive Officer



             THIS IS A SIGNATURE PAGE TO THE TAX ASSURANCE AGREEMENT
             -------------------------------------------------------
                   AND IS EXECUTED BY THE PARTY NAMED ABOVE
                   ----------------------------------------